Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

CORRECTION

DENVER—January 25, 2006 —MarkWest Energy Partners, L.P. (AMEX: MWE), today announced that its news release titled MarkWest Energy Partners, L.P. Declares Cash Distribution issued today, January 25, 2006, has been corrected.  The fourth sentence of the first paragraph should read “The ex-dividend date is February 6, 2006,” rather than “February 3, 2006,” as originally issued.

A complete, corrected release follows:

MarkWest Energy Partners, L.P. Declares Cash Distribution

DENVER—January 25, 2006—The Board of the General Partner of MarkWest Energy Partners, L.P. (AMEX: MWE), has declared the partnership’s quarterly cash distribution of $0.82 per unit for the fourth quarter of 2005.  The indicated annual rate is $ 3.28 per unit.  The fourth quarter distribution is payable February 14, 2006, to unitholders of record on February 8, 2006.  The ex-dividend date is February 6, 2006.

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MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2004, and our Forms 10-Q, as filed with the SEC.